Exhibit 5.1

December 30, 2024

Polyrizon Ltd.

5 Hatidhar St.

Raanana

Israel

Re: Polyrizon Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel for Polyrizon Ltd. (the “Company”), an Israeli company, in connection with the filing by the Company of a registration statement on Form F-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the resale by the selling shareholders identified in the Registration Statement to which this opinion letter is an exhibit (the “Selling Shareholders”) of up to 2,419,724 ordinary shares, no par value, of the Company (the “Ordinary Shares”) as follows: (A) up to 364,931 Ordinary Shares issuable upon the exercise of pre-funded warrants, (B) up to 2,054,793 Ordinary Shares issuable upon the exercise of common warrants. The warrants referred to in clauses (A) and (B) shall be referred to herein as the “Warrants.”.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with this opinion letter, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of the Registration Statement filed by the Company with the SEC and to which this opinion letter is filed as an exhibit, the exhibits to the Registration Statement, copies of the Company’s current articles of association, and resolutions of the Company’s Board of Directors. We have also examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction of such corporate records, certificates, agreements, documents and other instruments and have made such investigation of matters of fact and law, as we have deemed relevant and necessary for the basis of our opinions hereinafter set forth.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to all questions of fact material to the opinions set forth herein, we did not independently establish or verify such facts and we have relied, without independent investigation, upon statements, certificates or comparable documents of officers and representatives of the Company and upon certificates of public officials

Keren LAW FIRM

TEL: +972 – 544 – 275177 TEL: +972 – 544 – 275930

Address: 2 WEIZMANN ST., Tel – Aviv, israel

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

Based on and subject to the foregoing, we are of the opinion that the Ordinary Shares underlying the Warrants have been duly authorized, and when a Warrant is exercised by a Selling Shareholder pursuant to the terms thereof, including payment of the exercise price as provided for in the applicable Warrant, the Ordinary Shares underlying the Warrant issuable at that time by the Company to such Selling Shareholder will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. In addition, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Ordinary Shares.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Sincerely yours,

/s/ Keren Law Firm
Keren Law Firm

Keren LAW FIRM

TEL: +972 – 544 – 275177 TEL: +972 – 544 – 275930

Address: 2 WEIZMANN ST., Tel – Aviv, israel